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                          BROKER-DEALER AGREEMENT

                                  between

                           BANKERS TRUST COMPANY

                                    and

                         A.G. EDWARDS & SONS, INC.


                         Dated as of April 27, 1992


                                Relating to

                   AUCTION RATE MUNICIPAL PREFERRED STOCK

                          (the "Preferred Shares")

                          SERIES M28 and SERIES M7

                                     of

              THE BLACKSTONE INSURED MUNICIPAL TERM TRUST INC.

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            BROKER-DEALER AGREEMENT dated as of April 27, 1992 between
Bankers Trust Company, a New York banking corporation (the "Auction Agent") (not in its individual capacity but solely as agent of The Blackstone Insured Municipal Term Trust Inc., a Maryland corporation (the "Company"), pursuant to authority granted to it in the Auction Agent Agreement dated as of April 27, 1992, between the company and the Auction Agent (the "Auction Agent Agreement")) and A.G. Edwards & Sons, Inc. (together with its successors and assigns hereinafter referred to as "BD").

            The Company has duly authorized and issued 1,300 shares of Auction Rate Municipal Preferred Stock, Series M28, with a par value of $.01 per share and a liquidation preference of $50,000 per stare plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period ("Series M28 Preferred Shares") and 1,300 shares of Auction Rate Municipal Preferred Stock, Series M7, with a par value of $.01 per share and a liquidation preference of $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period ("Series M7 Preferred Shares"), both pursuant to the Company's Articles Supplementary (as defined below). The Series M28 Preferred Shares and the Series M7 Preferred Shares are sometimes herein together referred to as the "Preferred Shares."

            The Company's Articles Supplementary provide that the dividend rate on the Series M28 Preferred Shares and the Series M7 Preferred Shares for each Dividend Period therefor after the Initial Dividend Period shall be the Applicable Rate therefor, which in each case, in general, shall be the rate per annum that a commercial bank, trust company or other financial institution appointed by the Company advises results from implementation of the Auction Procedures (as defined below). The Board of Directors of the Company has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures, and pursuant to
Section 2.5(d) of the Auction Agent Agreement, the Company has authorized and directed the Auction Agent to execute and deliver this Agreement.

            The Auction Procedures require the participation of one or more Broker-Dealers.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Auction Agent and BD agree as follows:

            1. Definitions and Rules of Construction.

            1.1 Terms Defined by Reference to the Articles Supplementary. Capitalized terms not defined herein shall have the respective meanings specified in the Articles Supplementary of the Company.

            1.2 Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

                  (a) "Articles Supplementary" shall mean the Articles Supplementary of the Company, establishing the powers, preferences and rights of the Series M28 Preferred Shares and the Series M7 Preferred Shares filed on April 15, 1992 in the office of the State Department of Assessments and Taxation of the State of Maryland.

                  (b) "Auction" shall have the meaning specified in Section 3.1 hereof.

                  (c) "Auction Procedures" shall mean the Auction Procedures that are set forth in Paragraph 11 of the Articles Supplementary.

                  (d) "Authorized Officer" shall mean each Senior Vice President, Vice President, Assistant Vice President, Trust Officer, Assistant Secretary and Assistant Treasurer of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to BD.

                  (e) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

                  (f) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

                  (g) "Purchaser's Letter" shall mean a letter addressed to the Company, the Auction Agent and a Broker-Dealer, substantially in the form attached hereto as Exhibit A.

                  (h) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit B.

            1.3 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                  (a) Words importing the singular number shall include the plural number and vice versa.

                  (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                  (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

                  (d) All references herein to a particular time of day shall be to New York City time.

            2. Notification of Dividend Period and Advance Notice of Allocation of Taxable Income.

                  (a) The provisions contained in paragraph 2 of the Articles Supplementary concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were fully set forth herein.

                  (b) Whenever the Company intends to include any net capital gains or other taxable income in any dividend on Preferred Shares, the Company will notify the Auction Agent of the amount to be so included at least five Business Days prior to the Auction Date on which the Applicable Rate for such dividend is to be established. Whenever the Auction Agent receives such notice from the Company, it will in turn notify BD, who, on or prior to such Auction Date, will notify its Existing Holders and Potential Holders believed to be interested in submitting an Order in the Auction to be held on such Auction Date.

            3. The Auction.

            3.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

                  (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the Series M28 Preferred Shares or the Series M7 Preferred Shares, as the case may be for the next Dividend Period therefor. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

                  (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were fully set forth herein.

                  (c) BD is delivering herewith a Purchaser's Letter executed by BD and, in the case of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Special Securities Inc., A.G. Edwards & Sons, Inc., Kidder, Peabody & Co. Incorporated, Legg Mason Wood Walker Incorporated, PaineWebber Incorporated and Prudential Securities Incorporated, a list of persons to whom BD will initially sell the shares of the Series M28 Preferred Shares and the Series M7 Preferred Shares, the number of shares of both such series of Preferred Shares BD will sell to each such person and the number of shares of both such series of Preferred Shares BD will hold for its own account. BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Paragraph 1 of the Articles Supplementary may execute a Broker-Dealer Agreement and a Purchaser's Letter and participate as Broker-Dealers in Auctions.

                  (d) BD and other Broker-Dealers may participate in Auctions for their own accounts, provided that BD or such other Broker-Dealers, as the case may be, has executed a Purchaser's Letter. However, the Company may by notice to BD and all other Broker-Dealers prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

            3.2 Preparation for Each Auction.

                  (a) Not later than 9:30 A.M. on each Auction Date for both series of Preferred Shares, the Auction Agent shall advise BD by telephone of the Maximum Applicable Rate in effect on such Auction Date as determined from the higher of the 30-day "AA" Composite Commercial Paper Rate and the Taxable Equivalent of the Short-Term Municipal Bond Rate (except in the case of a Special Dividend Period in which case the Maximum Applicable Rate shall be determined from the higher of the Special Dividend Period Reference Rate and the Taxable Equivalent of the Short-Term Municipal Bond Rate).

                  (b) In the event that the Auction Date for any Auction shall be changed after the Auction Agent has given the notice referred to in clause (vii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date. Thereafter, BD shall promptly notify customers of BD that BD believes are Existing Holders of shares of Series M28 Preferred Shares or Series M7 Preferred Shares, as the case may be, of such change in the Auction Date.

                  (c) The Auction Agent from time to time may request BD to provide it with a list of the respective customers BD believes are Existing Holders of shares of Series M28 Preferred Shares or Series M7 Preferred Shares. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Company; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent stall transmit any list of customers BD believes are Existing Holders of shares of Series M28 Preferred Shares or Series M7 Preferred Shares and information related thereto only to its officers, employees, agents or representatives in the Corporate Trust and Agency Group who need to know such information for the purposes of acting in accordance with this Agreement and shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

                  (d) The Auction Agent is not required to accept the Purchaser's Letter for any Potential Holder for an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding such Auction.

            3.3 Auction Schedule; Method of Submission of Orders.

                  (a) The Company and the Auction Agent shall conduct Auctions for both series of Preferred Shares in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Company, which consent shall not be unreasonably withheld. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.


      Time                                       Event
      ----                                       -----

By 9:30 A.M.                  Auction Agent advises the Company and
                              Broker-Dealers of the Maximum Applicable Rate as determined from the higher of the 30-day "AA"
                              Composite Commercial Paper Rate and the Taxable
                              Equivalent of the Short-Term Municipal Bond Rate
                              (except in the case of a Special Dividend Period in which case the Maximum Applicable Rate shall be the higher of the Special Dividend Period
                              Reference Rate and the Taxable Equivalent of the Short-Term Municipal Bond Rate) as set forth in
                              Section 3.2(a) hereof.

9:30 A.M. - 1:00 P.M.         Auction Agent assembles information communicated
                              to it by Broker-Dealers as provided in Paragraph
                              11(c)(i) of the Articles Supplementary. Submission
                              Deadline is 1:00 P.M.

Not earlier than Auction Agent makes determinations pursuant to 1:00 P.M. Paragraph 11(d)(i) of the Articles Supplementary.

By approximately              Auction Agent advises Company of results of
3:00 P.M.                     Auction as provided in Paragraph 11(d)(ii) of the
                              Articles Supplementary.

                              Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and shares of Preferred Shares are allocated as provided in Paragraph 11(e) of the Articles Supplementary.

                              Auction Agent gives notice of Auction results as set forth in Section 3.4(a) hereof.

                  (b) BD agrees to maintain a list of Potential Holders and to contact the Potential Holders on such list on or prior to each Auction Date for the purposes set forth in Paragraph 11 of the Articles
Supplementary.

                  (c) BD agrees not to sell, assign or dispose of any Series M28 Preferred Shares or Series M7 Preferred Shares to any Person who has not delivered a signed Purchaser's Letter to the Auction Agent.

                  (d) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit C. BD shall submit separate Orders to the Auction Agent for each Potential Holder or Existing Holder on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Holders or Existing Holders on whose behalf BD is submitting Orders.

                  (e) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit D, of transfers of shares of Series M28 Preferred Shares or Series M7 Preferred Shares made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit E, of the failure of any shares of Series M28 Preferred Shares or Series M7 Preferred Shares to be transferred to or by any Person that purchased or sold shares of Series M28 Preferred Shares, Series M7 Preferred Shares or through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

            3.4 Notice of Auction Results.

                  (a) On each Auction Date, the Auction Agent shall notify BD by telephone as set forth in paragraph (a) of the Settlement Procedures. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

                  (b) BD shall notify each Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph
(b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

                  If any Existing Holder selling Preferred Shares in an Auction fails to deliver such shares, the BD of any Person that was to have purchased shares of Series M28 Preferred Shares or Series M7 Preferred Shares in such Auction may deliver to such Person a number of whole shares of such Series M28 Preferred Shares or Series M7 Preferred Shares, as the case may be, that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of shares of such Series M28 Preferred Shares or Series M7 Preferred Shares, to be so delivered shall be determined by such BD. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such BD shall deliver to the Auction Agent the notice required by Section [ILLEGIBLE] hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of shares of Series M28 Preferred Shares or Series M7 Preferred Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(e)(ii) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

            3.5 Service Charge to Be Paid to BD. On the Business Day next succeeding each Auction Date for each series of Preferred Shares, the Auction Agent shall pay to BD from moneys received from the Company an amount equal to, (a) in the case of any Auction Date immediately preceding any Dividend Period of 364 days or less the product of (i) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 365, times (ii) 1/4 of 1%, times (iii) $50,000, times (iv) the sum of (A) the aggregate number of shares of such series of Preferred Shares placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of an Existing Holder submitted by BD and continued to be held as a result of such submission and
(y) the subject of a Submitted Bid of a Potential Holder submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of shares of such series of Preferred Shares subject to valid Hold Orders (determined in accordance with Paragraph 11 of the Articles Supplementary) submitted to the Auction Agent by BD plus (C) the number of shares of such series of Preferred Shares deemed to be subject to Hold Orders by Existing Holders pursuant to Paragraph 11 of the Articles Supplementary that were acquired by such Existing Holders through BD and
(b) in the case of any Auction Date immediately preceding any Dividend Period of more than 364 days, that amount as mutually agreed on by the Company and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, respectively, at the commencement of the Dividend Period with respect to such Auction.

            For purposes of subclause (iv)(C) of the foregoing sentence, if any Existing Holder who acquired shares of Series M28 Preferred Shares or Series M7 Preferred Shares through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

            4. The Auction Agent.

            4.1 Duties and Responsibilities.

                  (a) The Auction Agent is acting solely as agent for the Company hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

                  (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

                  (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

            4.2 Rights of the Auction Agent.

                  (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized by this Agreement and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Company or by BD. The Auction Agent may record telephone communications with BD.

                  (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                  (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

            4.3 Auction Agent's Disclaimer. The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the Series M28 Preferred Shares or the Series M7 Preferred Shares.

            5. Miscellaneous.

            5.1 Termination. Any party may terminate this Agreement at any time upon five days' prior notice to the other party.

            5.2 Agent Member. At the date hereof, BD is a participant of the Securities Depository.

            5.3 Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:

If to BD                         A.G. Edwards & Sons, Inc.
addressed:                       #1 North Jefferson Avenue
                                 St. Louis, MO 63103
                                 Attention: Howard Posner
                                 Telecopier No.: (314) 289-6010
                                 Telephone No.:  (314) 289-3039

If to the Auction                Bankers Trust Company
Agent, addressed:                4 Albany Street
                                 New York, New York 10006
                                 Attention: Auction Rate Securities
                                 Telecopier No.: (212) 250-6850
                                 Telephone No.:  (212) 250-6215

or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

            5.4 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

            5.5 Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Company, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

            5.6 Amendment; Waiver.

                  (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

                  (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

            5.7 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Company without the consent of BD.

            5.8 Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

            5.9 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

            6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.



            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                           BANKERS TRUST COMPANY


                            By: /s/ [ILLEGIBLE]
                                -----------------------------------------
                                Title: Asst Treas


                            A.G. EDWARDS & SONS, INC.


                            By: /s/ Howard R. Posner
                                -----------------------------------------
                                Title:
                                    HOWARD R. POSNER
                                    SENIOR VICE PRESIDENT



                                                                       EXHIBIT A

TO BE SUBMITTED TO YOUR BROKER-DEALER WHO WILL THEN DELIVER COPIES ON YOUR BEHALF TO THE RESPECTIVE TRUST COMPANY OR REMARKETING AGENT. MASTER PURCHASER'S LETTER

                                Relating to
                     Securities Involving Rate Settings
                      Through Auctions or Remarketings

THE COMPANY
A REMARKETING AGENT
THE TRUST COMPANY
A BROKER-DEALER
AN AGENT MEMBER
OTHER PERSONS

Dear Sirs:

     1. This letter is designed to apply to publicly or privately offered debt or equity securities ("Securities") of any issuer ("Company") which are described in any final prospectus or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus") and which involve periodic rate settings through auctions ("Auctions") or remarketing procedures ("Remarketings"). This letter shall be for the benefit of any Company and of any trust company, auction agent, paying agent (collectively, "trust company"), remarketing agent, broker-dealer, agent member, securities depository or other interested person in connection with any Securities and related Auctions or Remarketings (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not to exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

     2. We may from time to time offer to purchase, purchase, offer to sell and/or sell Securities of any Company as described in the Prospectus relating thereto. We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend/interest rate on Securities may be based from time to time on the results of Auctions or Remarketings as set forth in the Prospectus.

     3. We agree that any bid or sell order placed by us in an Auction or a Remarketing shall constitute an irrevocable offer (except as otherwise described in the Prospectus) by us to purchase or sell the Securities subject to such bid or sell order, or such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction or Remarketing, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any Auction or Remarketing date, or a broker-dealer to which we communicate a bid or sell order fails to submit such bid or sell order to the trust company or remarketing agent concerned, we shall be deemed to have placed a hold order with respect to such Securities as described in the Prospectus. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions or Remarketings to execute contracts for the sale of Securities covered by such bid or sell order. We recognize that the payment by such broker-dealer for Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

     4. We understand that in a Remarketing, the dividend or interest rate or rates on the Securities and the allocation of Securities tendered for sale between dividend or interest periods of different lengths will be based from time to time on the determinations of one or more remarketing agents, and we agree to be conclusively bound by such determinations. We further agree to the payment of different dividend or interest rates to different holders of Securities depending on the length of the dividend or interest period elected by such holders. We agree that any notice given by us to a remarketing agent (or to a broker-dealer for transmission to a remarketing agent) of our desire to tender Securities in a Remarketing shall constitute an irrevocable (except to the limited extent set forth in the Prospectus) offer by us to sell the Securities specified in such notice, or such lesser number of Securities as we shall be required to sell as a result of such Remarketing in accordance with the terms set forth in the Prospectus, and we authorize the remarketing agent to sell, transfer or otherwise dispose of such Securities as set forth in the Prospectus.

     5. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, in a Remarketing, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered to the applicable trust company or a remarketing agent a letter substantially in the form of this letter (or other applicable purchaser's letter) provided that in the case of all transfers other than pursuant to Auctions or Remarketings we or our broker-dealer or our agent member shall advise such trust company or a remarketing agent of such transfer. We understand that a restrictive legend will be placed on certificates representing the Securities and stop-transfer instructions will be issued to the transfer agent and or registrar, all as set forth in the Prospectus.

     6. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by one or more global certificates registered in the name of the applicable securities depository or its nominee that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our agent member to disclose to the applicable trust company or remarketing agent such information concerning our beneficial ownership of Securities as such trust company or remarketing agent shall request.

     7. We acknowledge that partial deliveries of Securities purchased in Auctions or Remarketings may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

     8. This letter is not a commitment by us to purchase any Securities.

     9. This letter supersedes any prior-dated version of this master purchaser's letter, and supplements any prior or post-dated purchaser's letter specific to particular Securities, and this letter may only be revoked by a signed writing delivered to the original recipients hereof.

     10. The descriptions of Auction or Remarketing procedures set forth in each applicable Prospectus are incorporated by reference herein and in case of any conflict between this letter, any purchaser's letter specific to particular Securities and any such description, such description shall control.

     11. Any xerographic or other copy of this letter shall be deemed of equal effect as a signed original.

     12. Our agent member of The Depository Trust Company currently is

     13. Our personnel authorized to place orders with broker-dealers for the purposes set forth in the Prospectus in Auctions or Remarketings currently is/are , telephone number ( )

     14. Our taxpayer identification number is

     15. In the case of each offer to purchase, purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Act"), we represent and agree as follows:

            A. We understand and expressly acknowledge that the Securities have not been and will not be registered under the Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless an applicable exemption from the registration requirements of the Act is available.

            B. We hereby confirm that any purchase of Securities made by us will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with a view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be "accredited investors" within the meaning of Regulation D under the Act with respect to the Securities to be purchased by us or such party, as the case may be, will have previously invested in similar types of instruments and will be able and prepared to bear the economic risk of investing in and holding such Securities.

            C. We acknowledge that prior to purchasing any Securities we shall have received a Prospectus (or private placement memorandum) with respect thereto and acknowledge that we will have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

            D. We recognize that the Company and broker-dealers will rely upon the truth and accuracy of the foregoing investment representations and agreements, and we agree that each of our purchases of Securities now or in the future shall be deemed to constitute our concurrence in all of the foregoing which shall be binding on us and each party for which we are acting as set forth in Subparagraph B above.

                                         _______________________________________
                                                  (Name of Purchaser)

                                         By_____________________________________
                                           Printed Name:
                                           Title:

Dated:_____________________________

Mailing Address of Purchaser
-----------------------------------

-----------------------------------

-----------------------------------


                                                                       EXHIBIT B

SETTLEMENT PROCEDURES

Capitalized terms used herein shall have the respective meanings specified in the Prospectus.

      (a) On each Auction Date, the Auction Agent shall notify by telephone the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Holder or Potential Holder of:

            (i) the Applicable Rate fixed for the next succeeding Dividend
      Period;

            (ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

            (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or Sell Order on behalf of an Existing Holder, the number of shares, if any, of Preferred Shares to be sold by such Existing Holder;

            (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Holder, the number of shares, if any, of Preferred Shares to be purchased by such Potential Holder;

            (v) if the aggregate number of Preferred Shares to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of Preferred Shares to be purchased by all potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of Preferred Shares and the number of such shares to be purchased from one or more Existing Holders on whose behalf such Broker-Dealer acted by one or more Potential Holders on whose behalf each of such Buyer's Broker-Dealers acted;

            (vi) if the aggregate number of Preferred Shares to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of Preferred Shares to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of Preferred Shares and the number of such shares to be sold to one or more Potential Holders on whose behalf such Broker-Dealer acted by one or more Existing Holders on whose behalf each of such Seller's Broker-Dealers acted; and

            (vii) the Auction Date of the next succeeding Auction with respect to the Preferred Shares.

      (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall:

            (i) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of Preferred Shares to be purchased pursuant to such Bid against receipt of such shares and advise such Potential Holder of the Applicable Rate for the next succeeding Dividend Period;

            (ii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Holder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of Preferred Shares to be sold pursuant to such Order against payment therefor and advise any such Existing Holder that will continue to hold Preferred Shares of the Applicable Rate for the next succeeding Dividend Period;

            (iii) advise each Existing Holder on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

            (iv) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

            (v) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction;

      (c) On the basis of the information provided to it pursuant to (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Holder or an Existing Holder shall, in such manner and at such time or times as in its sole discretion it may determine, allocated any funds received by it pursuant to (b)(i) above and any Preferred Shares received by it pursuant to (b)(ii) above among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) or (a)(vi) above.

      (d) On each Auction Date:

            (i) each Potential Holder and Existing Holder shall instruct its Agent Member as provided in (b)(i) or (ii) above, as the case may be;

            (ii) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Existing Holder delivering shares to such Broker-Dealer pursuant to
      (b)(ii) above the amount necessary to purchase such shares against receipt of such shares, and (B) deliver such shares through the Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor, and

            (iii) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Agent Member) identified pursuant to (a)(vi) above the amount necessary to purchase the shares to be purchased pursuant to (b)(i) above against receipt of such shares, and (B) deliver such shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

      (e) On the day after the Auction Date:

            (i) each Bidder's Agent Member referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described under (b)(i) or (ii) above, and the Securities Depository shall execute such transactions;

            (ii) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(ii) above, and the Securities Depository shall execute such transactions, and

            (iii) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(iii) above, and the Securities Depository shall execute such transactions.

      (f) If an Existing Holder selling Preferred Shares in an Auction fails to deliver such shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Holder on behalf of which it submitted a Bid that was accepted a number of whole Preferred Shares that is less than the number of shares that otherwise was to be purchased by such Potential Holder. In such event, the number of Preferred Shares to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or non-delivery of shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements.


                                                                       EXHIBIT C

                           BANKERS TRUST COMPANY
                              AUCTION BID FORM

Submit To:  Bankers Trust Co.
            4 Albany Street
            New York, New York 10006

            Attention:  Auction Rate Securities

Issue: The Blackstone Insured Municipal
       Term Trust Inc.

Series:         _____________________________
Auction Date:   _____________________________
Telephone (212) 250-6215
Facsimile (212) 250-6850

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:__________________________________

                              EXISTING HOLDER

Shares now held_____________________          HOLD             _________________
                                              BID at rate of   _________________
                                              SELL             _________________

                              POTENTIAL HOLDER

                                              # of shares bid  _________________
                                              BID at rate of   _________________

Notes:

(1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

(2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Existing Holder are submitted, such Bids shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

(3) A Hold or Sell may be placed only by an Existing Holder covering a number of shares not greater than the number of shares currently held.

(4) Potential Holders may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.

(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not accepted.

NAME OF BROKER-DEALER ____________________________________

Authorized Signature _____________________________________


                                                                       EXHIBIT D

     (To be used only for transfers made other than pursuant to an Auction).

                               TRANSFER FORM

Re:   The Blackstone Insured Municipal Term Trust Inc.
      Series [M28][M7] Preferred Shares (the
      "Preferred Shares")

We are (check one):

/ / the Existing Holder named below;

/ / the Broker-Dealer for such Existing Holder; or

/ / the Agent Member for such Existing Holder.

We hereby notify you that such Existing Holder has transferred ________ shares of [Series M28] [Series M7] Preferred Shares to ____________.


                         --------------------------
                         (Name of Existing Holder)


                         --------------------------
                          (Name of Broker-Dealer)


                         --------------------------
                           (Name of Agent Member)


                         By:_______________________
                            Printed Name:
                            Title:


                                                                       EXHIBIT E

                    (To be used only for failures to deliver
                 Preferred Shares sold pursuant to an Auction)

                       NOTICE OF A FAILURE TO DELIVER

Complete either I or II

I. We are a Broker-Dealer for _________________(the "Purchaser"), which purchased ________ Series [M28][M7] Preferred Shares of The
      Blackstone Insured Municipal Term Trust Inc. in the Auction held on ______________________ from the seller of such shares.

II. We are a Broker-Dealer for ________________________ (the "Seller"), which sold ________ Series [M28][M7] Preferred Shares of The Blackstone Municipal Target Term Trust Inc. in the Auction held on ________________________ to the Purchaser of such shares.

      We hereby notify you that (check one) --

      _______ the Seller failed to deliver such shares to the Purchaser

      _______ the Purchaser failed to make payment to the Seller upon delivery of such shares

                    Name: __________________________
                          (Name of Broker-Dealer)

                    By:   __________________________
                          Printed Name:
                          Title:



Auction Rate Municipal                                    SHARES
Preferred Stock, Series M7                                1,300

               THE BLACKSTONE INSURED MUNICIPAL TERM TRUST, INC.

INCORPORATED UNDER THE LAWS                                    SEE REVERSE
FOR
  OF THE STATE OF MARYLAND                                   CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE                              CUSIP 092506 20 3
      IN NEW YORK  NY

THIS CERTIFIES THAT

                                 CEDE & CO.

IS THE OWNER OF One Thousand Three Hundred (1,300)

     FULLY PAID AND NON-ASSESSABLE SHARES OF AUCTION RATE MUNICIPAL PREFERRED STOCK, SERIES M7, PAR VALUE $.01 PER SHARE, LIQUIDATION
PREFERENCE $50,000 PER SHARE PLUS AN AMOUNT EQUAL TO ACCUMULATED BUT UNPAID DIVIDENDS (WHETHER OR NOT EARNED OR DECLARED) THEREON PLUS THE PREMIUM, IF ANY, RESULTING FROM THE DESIGNATION OF A PREMIUM CALL PERIOD OF

              THE BLACKSTONE INSURED MUNICIPAL TERM TRUST INC.

transferable on the books of said Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

      This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

      In Witness Whereof, THE BLACKSTONE INSURED MUNICIPAL TERM TRUST INC. has caused its corporate seal to be hereto affixed and this certificate to be executed in its name and behalf by its duly authorized officer.

Dated: April 27, 1992

Countersigned and Registered:                          /s/ [Illegible]
     BANKERS TRUST COMPANY                   -----------------------------------
          (New York) Transfer Agent                      President

                                                      /s/ [Illegible]
                                             -----------------------------------
                                                         Treasurer

By

Authorized Signature

/s/ [ILLEGIBLE]
-------------------------------


THE TRANSFER OF THE SHARES OF AUCTION RATE MUNICIPAL PREFERRED STOCK REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS CONTAINED IN THE CORPORATION'S CHARTER, AND THE PURCHASER'S LETTERS REFERRED TO THEREIN. THE CORPORATION WILL FURNISH INFORMATION ABOUT SUCH RESTRICTION TO ANY STOCKHOLDER, WITHOUT CHARGE, UPON REQUEST TO THE SECRETARY OF THE
CORPORATION.

                THE BLACKSTONE INSURED MUNICIPAL TERM TRUST INC.

            A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each series to the extent that they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series, will be furnished by the Corporation to any stockholder, without charge, upon request to the Secretary of the Corporation at its principal office.

            The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common         UNIF GIFT MIN
ACT--_____Custodian_______
TEN ENT--as tenants by the entireties                    (Cust)        (Minor)
JT TEN--as joint tenants with rights                     under Uniform Gifts
        of survivorship and not as to                    to Minors Act _______
        tenants in common                                              (State)

Additional abbreviations may also be used though not in the above list.

For value received ____________ hereby sell, assign and transfer unto

Please insert social security or other
identifying number of assignee

  ----------------------------
 /                           /
/---------------------------/

--------------------------------------------------------------------------------
(Please Print or Typewrite Name and Address, Including Zip Code of Assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------_____ shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

--------------------------------------------------------------------____Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________


            NOTICE:
-----------------------------------------------------------
                     The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or englargement or any change whatever.

Auction Rate Municipal                                                    SHARES
Preferred Stock, Series M28                                               1,300

               THE BLACKSTONE INSURED MUNICIPAL TERM TRUST, INC.

INCORPORATED UNDER THE LAWS                                    SEE REVERSE
FOR
  OF THE STATE OF MARYLAND                                   CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE                              CUSIP 092506 30 2
      IN NEW YORK  NY

THIS CERTIFIES THAT

                                 CEDE & CO.

IS THE OWNER OF One Thousand Three Hundred (1,300)

     FULLY PAID AND NON-ASSESSABLE SHARES OF AUCTION RATE MUNICIPAL PREFERRED STOCK, SERIES M28, PAR VALUE $.01 PER SHARE, LIQUIDATION PREFERENCE $50,000 PER SHARE PLUS AN AMOUNT EQUAL TO ACCUMULATED BUT UNPAID DIVIDENDS (WHETHER OR NOT EARNED OR DECLARED) THEREON PLUS THE PREMIUM, IF ANY, RESULTING FROM THE DESIGNATION OF A PREMIUM CALL PERIOD OF

                THE BLACKSTONE INSURED MUNICIPAL TERM TRUST INC.

transferable on the books of said Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

      This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

      In Witness Whereof, THE BLACKSTONE INSURED MUNICIPAL TERM TRUST INC. has caused its corporate seal to be hereto affixed and this certificate to be executed in its name and behalf by its duly authorized officer.

Dated: April 27, 1992

Countersigned and Registered:                          /s/ [Illegible]
     BANKERS TRUST COMPANY                   -----------------------------------
          (New York) Transfer Agent                      President

                                                      /s/ [Illegible]
                                             -----------------------------------
                                                         Treasurer

By

Authorized Signature

/s/ [ILLEGIBLE]
-------------------------------
<

THE TRANSFER OF THE SHARES OF AUCTION RATE MUNICIPAL PREFERRED STOCK REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS CONTAINED IN THE CORPORATION'S CHARTER, AND THE PURCHASER'S LETTERS REFERRED TO THEREIN. THE CORPORATION WILL FURNISH INFORMATION ABOUT SUCH RESTRICTION TO ANY STOCKHOLDER, WITHOUT CHARGE, UPON REQUEST TO THE SECRETARY OF THE
CORPORATION.

                THE BLACKSTONE INSURED MUNICIPAL TERM TRUST INC.

            A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each series to the extent that they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series, will be furnished by the Corporation to any stockholder, without charge, upon request to the Secretary of the Corporation at its principal office.

            The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common         UNIF GIFT MIN
ACT--_____Custodian_______
TEN ENT--as tenants by the entireties                    (Cust)        (Minor)
JT TEN--as joint tenants with rights                     under Uniform Gifts
        of survivorship and not as to                    to Minors Act _______
        tenants in common                                              (State)

Additional abbreviations may also be used though not in the above list.

For value received ____________ hereby sell, assign and transfer unto

Please insert social security or other
identifying number of assignee

  ----------------------------
 /                           /
/---------------------------/


--------------------------------------------------------------------------------
(Please Print or Typewrite Name and Address, Including Zip Code of Assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------_____ shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

--------------------------------------------------------------------____Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________


            NOTICE:
-----------------------------------------------------------
                     The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or englargement or any change whatever.